UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

QUANTUM COMPUTING INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40615	82-4533053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Depot Court SE, Suite 215

Leesburg, VA 20175

(Address of Principal Executive Offices)

(703) 436-2161

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares (par value $0.0001 per share)	QUBT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2024 (the “Effective Date”), in the course of discussing succession planning for the role of Chief Executive Officer (the “CEO”) of Quantum Computing Inc. (the “Company”), the Board of Directors (the “Board”) of the Company informed Mr. Liscouski that his Amended and Restated Employment Agreement with the Company, dated as of April 26, 2021 (the “Liscouski Employment Agreement”) would not be renewed for his current position as CEO, effectively terminating Mr. Liscouski’s employment as Chief Executive Officer at the end of his current term.

Following such notification of effective termination, on January 30, 2024, Mr. Liscouski, choosing to not remain solely as President of the Company, stepped down as CEO and President, effective January 31, 2024.

The Company and Mr. Liscouski agreed that the Company had voluntarily terminated Mr. Liscouski without “Cause” as such term is defined in the Liscouski Employment Agreement. Subject to the signing of a separation agreement which will contain a release in favor of the Company, Mr. Liscouski will receive (i) the payments and benefits detailed in Sections 6.2 and 6.4 of the Liscouski Employment Agreement and (ii) 168,000 shares of restricted common stock that are owed to Mr. Liscouski pursuant to his 2022 performance review.

Mr. Liscouski will continue to serve the Company in his capacity as Chairman of the Board and Chairman of the Risk Committee. Starting on February 1, 2024, Mr. Liscouski will be paid a cash fee of $12,500 per month for his service as Chairman.

Chief Executive Officer Appointment

In connection with the succession planning for the role of CEO, on the Effective Date, the Board promoted Dr. William J. McGann, the Company’s Chief Operating Officer and Chief Technology Officer, to the positions of CEO and President (the “CEO Appointment”), effective February 1, 2024. Dr. McGann’s full biographical information and business experience are described in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on September 27, 2023 (the “2023 Proxy Statement”).

The terms of the employment agreement entered into between the Company and Mr. McGann, dated January 3, 2022 (the “McGann Employment Agreement”), shall remain the same. The Company plans to amend the McGann Employment Agreement in the coming weeks to indicate the change of title.

Dr. McGann’s compensation is described in the 2023 Proxy Statement. As of the date of this report, there are no changes to Mr. McGann’s compensation.

No family relationship exists between Dr. McGann and any of the Company’s directors or executive officers. There are no related-party transactions in which Dr. McGann or any of his family members has an interest that would require disclosure under Item 404(a) of Regulation S-K.

On January 31, 2024, the Company issued a press release in connection with the CEO Appointment. A copy of the press release is filed hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated January 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM COMPUTING INC.

Date: January 31, 2024	By:	/s/ Christopher Boehmler
Christopher Boehmler
Chief Financial Officer

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